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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 14, 2003 (May 14, 2003)

Key Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas 79705
(Address and Zip Code of Principal Executive Offices)

(915) 620-0300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since the last report)

Item 5. Other Events and Required FD Disclosure.

        On May 9, 2003, Key Energy Services, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Lehman Brothers Inc. and Bear Stearns & Co. Inc., as representatives of the several underwriters named therein, in connection with the offering (the "Offering") of up to $150,000,000 in aggregate principal amount of the Company's 6 3/8% Senior Notes due 2013.

        The Notes are being issued under an Indenture, dated as of May 9, 2003, between the Company and U.S. Bank National Association (filed as Exhibit 4.1 to the Company's Form 8-K filed on May 9, 2003 with the Securities and Exchange Commission), as supplemented by a First Supplemental Indenture, dated as of May 14, 2003, among the Registrant, the Guarantors (as defined therein) and U.S. Bank National Association.

        The Offering is being made pursuant to the Company's Registration Statement on Form S-3 (File No. 333-102874) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that the Company may from time to time offer common stock, debt securities, preferred stock and warrants with an aggregate public offering price of up to $500,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of business acquired.
None.
(b)	Pro Forma Financial Information.
None.
(c)	Exhibits.

                4.1    First Supplemental Indenture dated as of May 14, 2003, among the Company, the Guarantors (as defined therein) and U.S. Bank National Association

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
DATE: MAY 13, 2003	By:	/s/ ROYCE W. MITCHELL Royce W. Mitchell Executive Vice President and Chief Financial Officer

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SIGNATURE